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MacKenzie Realty Capital Reports First Quarter FY 2025 Financial Results and Provides Business Update

Orinda, Calif., (November 21, 2024) – MacKenzie Realty Capital, Inc. (Nasdaq: MKZR) (“MacKenzie” or the “Company”) today announced its financial results for the first quarter ended September 30, 2024.

Key Financial Highlights:
Operating Results for the Three Months Ended September 30, 2024:
•	Net revenues for three months ended Sept 30, 2024, were $5.0 million, an increase of 39% from $3.6 million in the same period of 2023.
•	Gross profit was $3.0 million, an of increase of 41%, from $2.1 million in the same period of 2023.
•	Net loss was $8.1 million, compared to $4.6 million loss in the same period of 2023.
•	Net loss per share was $0.61 based on 13,345,967 outstanding shares, compared to a loss of $0.35 per share based on 13,284,673 outstanding shares.
•	Paid its regular quarterly dividend in the amount of $0.125 per share for the period ended September 30, 2024.
•	Acquisition of Green Valley Medical Center
•	Total shareholder equity was $102 million.

Robert Dixon, Chief Executive Officer at MacKenzie stated, “The quarter was an exciting period for us as we announced our intention to list on the Nasdaq and strengthened our Board of Directors with the appointment of Kjerstin Hatch, an independent director with demonstrated success in the industry.”

“The properties continue to perform at or above expectations, with the consolidated same-store office portfolio 95% occupied compared with 92% in the year earlier period, and the same store multifamily portfolio 92% occupied compared with 93% in the year earlier period.  We believe that once some of our mortgages are refinanced and our properties under development stabilize that we will return to FFO profitability and dividend coverage. The quarter was in-line with our business plan which is to continue to increase revenues and make investments in a manner that will increase our assets over the long term. Our recent uplisting onto Nasdaq is a major accomplishment that we believe will improve liquidity and attract greater investment participation from a more diverse and larger set of institutional investors,” concluded Mr. Dixon.

About MacKenzie Realty Capital, Inc.
MacKenzie, founded in 2013, is a West Coast-focused REIT that intends to invest at least 80% of its total assets in real property, and up to a maximum of 20% of its total assets in illiquid real estate securities.  We intend for the real property portfolio to be approximately 50% multifamily and 50% boutique class A office. The Company has paid a dividend every year since inception. The current portfolio includes interests in 4 multifamily properties and 8 office properties plus 2 multifamily developments.

For more information, please contact MacKenzie at (800) 854-8357. Please visit our website at: http://www.mackenzierealty.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, our ability to fully resume our operations and remain financially healthy, our expected future growth prospects. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com